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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               ---------------
                                  FORM 8-K
                               ---------------

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


               Date of Earliest Event Reported: February 6, 1997


                          HYPERDYNAMICS CORPORATION
           (Exact name of registrant as specified in its charter)



         Delaware                        000-25496              82-0400335
 (State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation or organization)                            Identification No.)

                          5444 Westheimer, Suite 2080
                              Houston, Texas 77056
          (Address of principal executive offices, including zip code)

                                 (713) 622-1893
              (Registrant's telephone number, including area code)

               Former name of Registrant: RAM-Z Enterprises, Inc.


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Item 1.  Changes in Control of Registrant.

         On February 6, 1997, as a result of the Divestiture Agreement (the "Divestiture Agreement") described in Item 2 below, former shareholders of Houston Creative Connections, Inc. ("HCCI") exchanged 2,102,000 shares of common stock of the Company for all of the shares of common stock of HCCI that the Company owned. The Company has canceled the shares of the common stock received by the Company from the former HCCI shareholders. In connection with the Divestiture Agreement former shareholders of MicroData Systems, Inc. ("MDSI") received an additional 700,000 shares of common stock of the Company as an adjustment and correction of the valuation received by the former shareholders of MDSI in connection with the Reorganization Agreement entered into between the Company and MDSI in July, 1996 (the "MDSI Reorganization Agreement"). As a result of the reduction in outstanding shares of common stock of the Company and the corresponding increase in shares to the shareholders of MDSI certain former shareholders of MDSI became control persons without the payment of any consideration, other than as previously stated. In connection with the issuance of the additional 700,000 shares, the former shareholders of MDSI waived their rescission rights which they were entitled to pursuant to the MDSI Reorganization Agreement. The former shareholders of MDSI are Kent Watts, Mike Watts, and Willie Blair. To the extent that control was assumed as a result of the Divestiture Agreement, it was assumed from Susanne L. Jackson, David Jackson (husband of Susanne L. Jackson), Arthur Frank "Trey" Click III, and Houston Creative Connection Management Incentive Plan, who were all former shareholders of HCCI. As a result of the Divestiture Agreement Kent Watts now directly owns 22% of the Company's shares of common stock and may be deemed to be in control, and Gregory J. Micek now directly owns 11% of the Company's shares of common stock and may be deemed to be in control. See, Item 2 below.


Item 2.  Acquisition or Disposition of Assets.


         On February 6, 1997, HyperDynamics Corporation, the Registrant (formerly known as RAM-Z Enterprises, Inc.), a Delaware corporation, (the "Company") (see Item 5 of this Form 8-K which reports the name change), through its subsidiary, HyperDynamics Corporation, a Texas corporation ( "HyperDynamics"), divested its subsidiary HCCI. HyperDynamics acquired HCCI in July 1996 and HCCI operated as a wholly owned subsidiary of HyperDynamics pursuant to the terms of a share exchange and acquisition agreement called the HCCI Reorganization Agreement (the "HCCI Reorganization Agreement"). HyperDynamics entered into an Agreement and Plan of Reorganization with the Company in August 1996.

         In February, 1997, the former shareholders of HCCI and the Company (the "Parties") agreed that the original business objectives envisioned at the time of the HCCI Reorganization Agreement had not been achieved, and that each of the Parties have unique management styles. The Parties agreed that the business objectives and goals of the Company and HCCI were not compatible and that it would be in the best interests of the Parties to pursue their goals and objectives independent of one another. The Parties further agreed that certain other conditions as contemplated by the HCCI Reorganization Agreement had not been satisfied as of that time.





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         Accordingly, on February 7, 1997, the Parties entered into a
Divestiture Agreement (the "Divestiture Agreement") pursuant to which the former shareholders of HCCI agreed to deliver 2,102,000 shares of the Company's common stock to the Company, and the Company agreed to deliver 1,000 shares of HCCI common stock to the former shareholders of HCCI. This represents a complete unwinding of the consideration of the Parties under the HCCI Reorganization Agreement. Two directors of the Company who were also former shareholders of HCCI agreed to resign. They are Susanne L. Jackson and Arthur Frank "Trey" Click III. The former shareholders of HCCI are: Susanne L. Jackson, David Jackson (husband of Susanne L. Jackson), Arthur Frank "Trey" Click III, and Houston Creative Connection Management Incentive Plan.

         A significant portion of the Company's assets were divested in connection with the Divestiture Agreement. The Company incorporates by reference its prior Form 8-K, as amended, filed August 26, 1996, and Form 10-QSB filed November 14, 1996.

         In January, 1997, the Board of Directors of the Company agreed with the former shareholders of MDSI that in the event of a divestiture of HCCI that the Company would issue to the former shareholders of MDSI 700,000 shares of common stock of the Company. The Board agreed to issue the additional 700,000 shares as recognition of the need to adjust and correct the valuation received by the former shareholders of MDSI in the Reorganization Agreement entered into between the Company and MDSI in July, 1996 (the "MDSI Reorganization Agreement"), which formed the basis for the original transaction between the Company and MDSI and which resulted in MDSI becoming a wholly owned subsidiary of the Company. In consideration for the Board of Directors' action, the former shareholders of MDSI agreed to waive certain rescission rights which were contained in the MDSI Reorganization Agreement. Consequently, as a result of the divestiture of HCCI, the Company issued to the former shareholders of MDSI 700,000 shares of common stock of the Company.

Item 5.  Other Events.

         The new name of the Company is HyperDynamics Corporation. The new stock symbol on the OTCBB is "HYPD". The Company filed an amendment to its Articles of Incorporation to change its name pursuant to a vote by the Board and the Shareholders. The Amendment was filed as of January 21, 1997. the former name of the Company was RAM-Z Enterprises, Inc. The former OTCBB symbol was RAMS.





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Item 7.  Financial Statements and Exhibits:

         None.

         Exhibits pursuant to Item 601 of Regulation S-B:

         Exhibit No.
         2.1     --       Divestiture Agreement
         2.2     --       HCCI Reorganization Agreement
         2.3     --       MDSI Reorganization Agreement





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HYPERDYNAMICS CORPORATION



Date: February 12, 1997                 By:  /s/ Gregory J. Micek
                                           -----------------------------
                                           Gregory J. Micek, President





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                              INDEX TO EXHIBITS





      Exhibit No.                DESCRIPTION
      -----------                -----------
         2.1     --       Divestiture Agreement
         2.2     --       HCCI Reorganization Agreement
         2.3     --       MDSI Reorganization Agreement